UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 11, 2009
EMDEON INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34435 (Commission File No.)	20-3179218 (IRS Employer Identification No.)
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
(Address of principal executive offices)
(615) 932-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreement and Inducement Agreement
     On August 11, 2009, Emdeon Inc. (the “Company” or “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., UBS Securities LLC and Barclays Capital Inc., as representatives for the underwriters set forth on Schedule II thereto (collectively, the “Underwriters”), and the selling stockholders set forth in Schedule I thereto (collectively, the “Selling Stockholders”), relating to the Company’s initial public offering (the “Offering”) of its Class A common stock, par value $0.00001 per share (the “Class A Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 10,725,000 shares of Class A Common Stock to the Underwriters and the Selling Stockholders agreed to sell 12,975,000 shares of Class A Common Stock to the Underwriters at a purchase price per share of $14.49 (the offering price to the public of $15.50 per share minus the underwriters’ discount). The Selling Stockholders also provided the Underwriters with an option to purchase up to an additional 3,555,000 shares of Class A Common Stock to cover over allotments, which was exercised in full. The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering, including the shares sold pursuant to the over allotment option, closed on August 17, 2009 (the “Closing Date”).
     On August 17, 2009, EBS Master LLC, a subsidiary of the Company (“EBS Master”), entered into an Inducement Agreement with the underwriters pursuant to which it made representations and warranties to the Underwriters similar to the representations and warranties made by the Company in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act that may arise from the Offering.
     Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.
Reorganization Transactions
     In connection with the Offering, the Company completed a series of reorganization transactions. As more fully described in the Company’s Registration Statement on Form S-1 (File No. 333-153451), on August 4, 2009, the Company amended and restated its Certificate of Incorporation and amended and restated its By-Laws. On August 5, 2009, the Company entered into a Stockholders Agreement with affiliates of General Atlantic LLC (the “General Atlantic Equityholders”), affiliates of Hellman & Friedman LLC (the “H&F Equityholders”), the members of EBS Master identified therein as eRx Members (the “eRx Members”) and certain members of the Company’s senior management (the “Management Members”), including Messrs. Bahl, Lazenby, Newport, Stevens, Stuart and Hardin.
     In connection with the reorganization transactions, after the pricing of the Offering and before the closing of the Offering, the Management Members, including the Company’s named executive officers, had their indirect profit interests in EBS Master (the “Profits Interests”) converted into vested and unvested limited liability company interests of EBS Master (“EBS Units”) and unvested options to purchase shares of Class A Common Stock (“Options”), and subscribed for shares of the Company’s Class B common stock, par value $0.00001 per share (the “Class B Common Stock”). As a result, Mr. Bahl received 284,441 EBS Units and 940,938 Options, Mr. Lazenby received 638,137 EBS Units and 436,572 Options, Mr. Newport received 193,746 EBS Units and 181,577 Options, Mr. Stevens received 109,365 EBS Units and 425,635 Options, Mr. Stuart received 257,685 EBS Units and 184,893 Options and Mr. Hardin received 166,763 EBS Units and 163,254 Options. Pursuant to the terms of a common stock subscription and EBS Unit vesting agreement (“the “Subscription and Vesting Agreement”), the EBS Units received by each Management Member will generally vest in accordance with the vesting schedule of the Profits Interests originally held by such Management Member and the EBS Units and Options held by each Management Member will be subject to restrictions on transfer as more fully described in the Subscription and Vesting Agreement.

Unit Purchase Agreement
     Immediately following the completion of the Offering, in accordance with the terms of a unit purchase agreement the Company entered into with certain of the Management Members (the “Unit Purchase Agreement”), the Company purchased an aggregate of 370,760 EBS Units (and corresponding shares of Class B Common Stock) from such Management Members for a price per EBS Unit equal to the price per share of Class A Common Stock paid by the Underwriters to the Company in the Offering. In accordance with the Unit Purchase Agreement, the Company purchased 127,627 EBS Units from Mr. Lazenby, 38,749 EBS Units from Mr. Newport, 51,537 EBS Units from Mr. Stuart and 33,353 EBS Units from Mr. Hardin.
Sixth Amended and Restated EBS Master LLC Limited Liability Company Agreement
     Upon the closing of the Offering, the Company, EBS Master, the H&F Equityholders and the Management Members entered into the Sixth Amended and Restated EBS Master LLC Limited Liability Company Agreement (the “EBS LLC Agreement”). In accordance with the terms of the EBS LLC Agreement, the Company will, through EBS Master and its subsidiaries, operate its business. As the only managing member of EBS Master, the Company will have control over all of the affairs and decision making of EBS Master. As such, the Company, through its officers and directors, will be responsible for all operational and administrative decisions of EBS Master and the day-to-day management of EBS Master’s and its subsidiaries’ business.
     The holders of EBS Units, including the Company, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of EBS Master. Net profits and net losses of EBS Master will generally be allocated to the Company’s members pro rata in accordance with the percentages of their respective EBS Units, though certain non pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. To the extent permitted under the Company’s credit agreements, the EBS LLC Agreement provides for cash distributions to its members if the taxable income of EBS Master gives rise to taxable income for its members. In accordance with the EBS LLC Agreement and assuming EBS Master is permitted to do so under the Company’s credit agreements, EBS Master will make cash distributions to the extent feasible to the holders of EBS Units, including the Company, for purposes of funding their tax obligations in respect of the income of EBS Master that is allocated to them. Generally, these tax distributions will be computed based on the Company’s estimate of the net taxable income of EBS Master allocable to such holder of EBS Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). In addition, to the extent permitted under the Company’s credit agreements, EBS Master may make distributions to the Company without pro rata distributions to other members in order to pay (i) consideration, if any, for redemption, repurchase or other acquisition of EBS Units to the extent such cash is used to redeem, repurchase or otherwise acquire Class A Common Stock, (ii) operating, administrative and other similar costs incurred by the Company, including payments on indebtedness and preferred stock issued by the Company, to the extent the Company uses the proceeds from the issuance to pay expenses (in either case only to the extent economically equivalent indebtedness or preferred stock were not issued by EBS Master to the Company), (iii) payments representing interest with respect to payments not made when due under the terms of the tax receivable agreements and (iv) other payments related to (a) legal, tax, accounting and other professional fees and expenses, (b) judgments, settlements, penalties, fines or other costs and expenses in respect of any claims involving the Company and (c) other fees and expenses related to the maintenance of the Company’s existence or any securities offering, investment or acquisition transaction authorized by our board of directors.
     The EBS LLC Agreement provides that, except as otherwise determined by the Company, and, at any time the Company issues a share of Class A Common Stock or any other equity security, other than pursuant to an employee benefit plan or shareholder rights plan, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in EBS Master (unless such shares were issued by the Company solely to fund its ongoing operations or the purchase of EBS Units or to pay the Company’s expenses or other obligations) and EBS Master shall issue to the Company one EBS Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A Common

Stock are redeemed, repurchased or otherwise acquired, EBS Master shall redeem, repurchase or otherwise acquire an equal number of EBS Units held by the Company, upon the same terms and for the same price, as the shares of Class A Common Stock are redeemed, repurchased or otherwise acquired.
     In accordance with the terms of the EBS LLC Agreement, the members of EBS Master other than the Company will generally have the right to exchange their EBS Units (and corresponding shares of Class B Common Stock) with EBS Master for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The Management Members may only exchange their EBS Units (and corresponding shares of Class B Common Stock) for shares of Class A Common Stock if such EBS Units have vested. As the members exchange their EBS Units, the Company’s membership interests in EBS Master will be correspondingly increased. In connection with any proposed exchange by a member, the Company may, in its sole discretion, elect to purchase and acquire the applicable EBS Units and corresponding Class B Common Stock by paying either (x) cash in an amount equal to the fair market value (determined by the volume weighted average price of the shares of Class A Common Stock on the date of purchase (ignoring the price paid in connection with any block trades of 100,000 or more shares)) of the shares of Class A Common Stock the member would have received in the proposed exchange or (y) the number of shares of Class A Common Stock the member would have received in the proposed exchange. Unless the Company makes such an election, it has no obligation to the exchanging member or EBS Master with respect to the proposed exchange.
     Under the EBS Master LLC Agreement, the members have agreed that the H&F Equityholders and/or one or more of their respective affiliates are permitted to engage in business activities or invest in or acquire businesses which may compete with its business or do business with any client of the Company. In addition, under the EBS LLC Agreement, EBS Master will indemnify all of its members, including the Company, against any and all losses and expenses related thereto incurred by reason of the fact that such person was a member of EBS Master. In the event that losses are incurred as a result of a member’s fraud or willful misconduct, such member is not entitled to indemnification under the EBS LLC Agreement.
Tax Receivable Agreements
     Upon the closing of the Offering, the Company entered into two tax receivable agreements with an entity (the “Tax Receivable Entity”) controlled by the H&F Equityholders and the General Atlantic Equityholders. One tax receivable agreement generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after the Offering as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from the purchases by the Company and its subsidiaries of EBS Units prior to the Offering; (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement; and (iii) loss carryovers from prior periods (or portions thereof).
     The second of these tax receivable agreements generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after the Offering as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from (a) exchanges by the H&F Equityholders of EBS Units (along with the corresponding shares of Class B Common Stock) for cash or shares of Class A Common Stock or (b) payments under this tax receivable agreement to the Tax Receivable Entity and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement.
     The Company also entered into a third tax receivable agreement with the Management Members which will generally provide for the payment by the Company to the Management Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after this offering as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from (a) purchases by the Company and its subsidiaries of EBS Units from the Management Members using a portion of the proceeds from the Offering, (b) exchanges by the Management Members of EBS Units (along with the corresponding shares of Cass B Common Stock) for cash or shares of the Class A Common Stock or (c) payments under this tax receivable agreement to the Management Members and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement.

Indemnification Agreements
     Upon the consummation of the Offering, the Company entered into indemnification agreements with each of its executive officers and directors. These agreements provide, in general, that the Company will indemnify the applicable executive officer and director to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf.
Item 3.02 Unregistered Sales of Equity Securities
     On August 12, 2009, the Company issued an aggregate of 2,537,325 shares of Class B Common Stock at a purchase price of $0.00001 per share to the Management Members pursuant to the terms of the Subscription and Vesting Agreements it entered into with each Management Member. The shares were issued in a private offering pursuant to Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.
     On August 12, 2009, the Company issued an aggregate of 1,850,000 shares of Class A Common Stock to the eRx Members in exchange for all 1,850,000 EBS Units (and corresponding shares of Class B Common Stock) previously held by them. The shares were issued in a private offering pursuant to Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The description of each of the Subscription and Vesting Agreements, the Unit Purchase Agreement and the Options contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02(e) by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Reorganization Agreement, dated as of August 4, 2009, by and among EBS Master LLC, Emdeon Inc. and the other parties named therein

10.2	Stockholders Agreement, dated as of August 5, 2009, by and among Emdeon Inc. and the stockholders named therein

10.3	Sixth Amended and Restated Limited Liability Company Agreement of EBS Master LLC, dated August 17, 2009.

10.4	Investor Tax Receivable Agreement by and among Emdeon Inc. and the other parties named therein (Exchanges) , dated August 17, 2009.

10.5	Investor Tax Receivable Agreement by and among Emdeon Inc. and the other parties named therein (Reorganizations), dated August 17, 2009.

10.6	Management Tax Receivable Agreement by and among Emdeon Inc. and the Management Members, dated August 17, 2009.

10.7	Agreement and Plan of Merger, dated as of August 5, 2009, by and among H&F Harrington, Inc., EBS Holdco II, LLC and Emdeon Inc.

10.8	Agreement and Plan of Merger, dated as of August 5, 2009, by and among EBS Acquisition II, LLC, EBS Holdco I, LLC and Emdeon Inc.

10.9	Unit Purchase Agreement, dated August 11, 2009, by and among Emdeon Inc. and the Sellers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMDEON INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

Dated: August 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Reorganization Agreement, dated as of August 4, 2009, by and among EBS Master LLC, Emdeon Inc. and the other parties named therein

10.2	Stockholders Agreement, dated as of August 5, 2009, by and among Emdeon Inc. and the stockholders named therein

10.3	Sixth Amended and Restated Limited Liability Company Agreement of EBS Master LLC, dated August 17, 2009.

10.4	Investor Tax Receivable Agreement by and among Emdeon Inc. and the other parties named therein (Exchanges) , dated August 17, 2009.

10.5	Investor Tax Receivable Agreement by and among Emdeon Inc. and the other parties named therein (Reorganizations), dated August 17, 2009.

10.6	Management Tax Receivable Agreement by and among Emdeon Inc. and the Management Members, dated August 17, 2009.

10.7	Agreement and Plan of Merger, dated as of August 5, 2009, by and among H&F Harrington, Inc., EBS Holdco II, LLC and Emdeon Inc.

10.8	Agreement and Plan of Merger, dated as of August 5, 2009, by and among EBS Acquisition II, LLC, EBS Holdco I, LLC and Emdeon Inc.

10.9	Unit Purchase Agreement, dated August 11, 2009, by and among Emdeon Inc. and the Sellers named therein.